NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira BioSciences Reports Full-Year and Fourth Quarter 2020 Financial Results
— Reports record full-year 2020 revenue of $429.6 million —
— Anesthesia-driven regional approaches expanding and driving strong EXPAREL growth —
— Conference call today at 8:30 a.m. ET —
PARSIPPANY, N.J., February 25, 2021 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the fourth quarter and full-year of 2020.

“Our nation’s opioid crisis has escalated under the shadow of the COVID-19 pandemic, as isolation and lack of access to healthcare has exacerbated mental health challenges, particularly addiction. I am delighted to report that EXPAREL-based protocols are expanding opioid-sparing pain management for a variety of procedures where historically poor postsurgical pain management fueled such addictions. Despite these challenging times, we have quickly adapted to a virtual world and delivered record revenues for 2020,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “Looking ahead to the balance of the year, we remain steadfast in our commitment to providing an opioid alternative to as many patients as possible and redefining the role of opioids as a rescue medication while enabling the migration to hospital outpatient and ambulatory surgery centers for elective surgery.”
2020 Full-Year and Fourth Quarter Financial Highlights
•Full-year revenues of $429.6 million and fourth quarter revenues of $131.0 million.
•Full-year GAAP net income of $145.5 million or $3.41 per share (basic) and $3.33 (diluted).
•Fourth quarter GAAP net income of $14.5 million or $0.33 per share (basic) and $0.32 (diluted).
•Full-year non-GAAP Adjusted EBITDA of $112.6 million and fourth quarter non-GAAP Adjusted EBITDA of $42.9 million.
Recent Business Highlights
•Equity investment in GeneQuine Biotherapeutics.
In January 2021, Pacira announced an equity investment in GeneQuine Biotherapeutics GmbH. Under the terms of the agreement, Pacira made an initial investment of €2.0 million with an additional €4.0 million investment predicated upon GeneQuine achieving certain prespecified near-term milestones related to its lead gene therapy product candidate, GQ-303. Up to €2.5 million of the total Pacira investment will be in the form of a convertible note. In addition, Pacira is entitled to appoint one member to GeneQuine’s board of directors. GeneQuine Biotherapeutics is a privately held biopharmaceutical company advancing a gene therapy platform for the treatment of osteoarthritis (OA) and other musculoskeletal disorders. GeneQuine’s product candidates are next-generation gene transfer vehicles that are highly efficient in entering joint cells to confer multi-year gene expression.

•European Commission approves EXPAREL for the treatment of postsurgical pain. In November 2020, the European Commission granted marketing authorization for EXPAREL as a brachial plexus block or femoral nerve block for treatment of post-operative pain in adults, and as a field block for treatment of somatic post-operative pain from small- to medium-sized surgical wounds in adults. The European Commission approval was based on the results of four pivotal Phase 3 studies that demonstrated improvements in pain reduction and opioid use. These studies include: lower extremity nerve block, upper extremity nerve block, and infiltration studies in hard and soft tissue surgeries. The European Commission decision is applicable to all 27 European Union member states plus the United Kingdom, Iceland, Norway and Liechtenstein. Commercial planning is underway, with an anticipated launch in the second half of 2021.
Fourth Quarter 2020 Financial Results
•Total revenues were $131.0 million in the fourth quarter of 2020, a 7% increase over the $122.4 million reported for the fourth quarter of 2019.
•EXPAREL net product sales were $125.3 million in the fourth quarter of 2020, a 7% increase over the $116.9 million reported for the fourth quarter of 2019.
•Fourth quarter 2020 iovera° net product sales were $2.4 million, a 25% decrease versus the $3.2 million reported in the fourth quarter of 2019.
•Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $2.0 million in the fourth quarter of 2020, compared to $1.7 million in 2019.
•Fourth quarter 2020 royalty revenue was $1.2 million compared to $0.6 million in 2019.
•Total operating expenses were $112.2 million in the fourth quarter of 2020, compared to $120.7 million in the fourth quarter of 2019.
•Research and development (R&D) expenses were $15.3 million in the fourth quarter of 2020, compared to $19.7 million in the fourth quarter of 2019. The company’s R&D expenses include $5.2 million and $8.7 million of product development and manufacturing capacity expansion costs in the fourth quarters of 2020 and 2019, respectively.
•Selling, general and administrative (SG&A) expenses were $52.8 million in the fourth quarter of 2020, compared to $54.2 million in the fourth quarter of 2019.
•GAAP net income was $14.5 million, or $0.33 per share (basic) and $0.32 (diluted), in the fourth quarter of 2020, compared to a GAAP net loss of $4.9 million, or $0.12 per share (basic and diluted), in the fourth quarter of 2019.
•Non-GAAP net income was $38.8 million, or $0.89 per share (basic) and $0.87 per share (diluted), in the fourth quarter of 2020, compared to non-GAAP net income of $23.8 million, or $0.57 per share (basic) and $0.56 per share (diluted), in the fourth quarter of 2019.
•Adjusted EBITDA was $42.9 million in the fourth quarter of 2020, a 48% increase over $29.1 million in the fourth quarter of 2019.
•Pacira had 43.5 million basic and 44.7 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2020.

Full-Year 2020 Financial Results
•Total revenues were $429.6 million in 2020, a 2% increase over the $421.0 million reported in 2019.
•EXPAREL net product sales were $413.3 million in 2020, a 1% increase over the $407.9 million reported in 2019.
•Full-year iovera° net product sales were $8.8 million, a 12% increase over the $7.9 million reported in 2019. Pacira began recognizing sales of iovera° in April 2019 after completing its acquisition of MyoScience, Inc., a privately held medical technology company.
•Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $4.5 million in 2020, compared to $3.2 million in 2019.
•Full-year royalty revenue was $3.0 million compared to $2.1 million in 2019.
•Total operating expenses were $383.3 million in 2020, compared to $410.5 million in 2019.
•Research and development (R&D) expenses were $59.4 million in 2020, compared to $72.1 million in 2019. The company’s R&D expenses include $23.5 million and $29.7 million of product development and manufacturing capacity expansion costs in 2020 and 2019, respectively.
•Selling, general and administrative (SG&A) expenses were $193.5 million in 2020, compared to $200.8 million in 2019.
•GAAP net income was $145.5 million, or $3.41 per share (basic) and $3.33 per share (diluted) in 2020, compared to a GAAP net loss of $11.0 million, or $0.27 per share (basic and diluted) in 2019.
•Non-GAAP net income was $96.6 million, or $2.26 per share (basic) and $2.21 per share (diluted), in 2020, compared to non-GAAP net income of $70.7 million, or $1.70 per share (basic) and $1.67 per share (diluted), in 2019.
•Adjusted EBITDA was $112.6 million in 2020, a 26% increase over $89.2 million in 2019.
•Pacira had 42.7 million basic and 43.7 million diluted weighted average shares of common stock outstanding in 2020.
See “Non-GAAP Financial Information” below.
Financial Guidance
The company’s 2021 product sales continue to be negatively impacted by the COVID-19 pandemic, which mandated significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government directives. Elective surgery restrictions began to lift on a state-by-state basis in April 2020. In order to provide greater transparency, the company will continue to report monthly intra-quarter unaudited net product sales until it has gained enough visibility around the impacts of COVID-19 to reinstate financial guidance.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, February 25, 2021, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 4864607. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 4864607. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense and adjusted EBITDA, because such measures exclude acquisition-related charges, product discontinuation costs and other expense; stock-based compensation; amortization of debt discount; loss on early extinguishment of debt, amortization of acquired intangible assets; an income tax benefit and a step-up in basis of inventory in connection with the acquisition of MyoScience, Inc., (gain) loss on investment and other non-operating income and the reversal of a deferred tax valuation allowance.

These measures supplement Pacira’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2021 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, including adjusted EBITDA.
About Pacira BioSciences
Pacira BioSciences, Inc. (Nasdaq: PCRX) is the industry leader in its commitment to non-opioid pain management and regenerative health solutions to improve patients’ journeys along the neural pain pathway. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera°® system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.
About EXPAREL
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.
Important Safety Information for Patients
EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies where EXPAREL was injected into the wound, the most common side effects were nausea, constipation, and vomiting. In studies where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. EXPAREL is not recommended to be used in patients younger than 18 years old or in pregnant women. Tell your healthcare provider if you have liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from your body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL: can affect your nervous system and your cardiovascular system; may cause an allergic reaction; may cause damage if injected into your joints.
About iovera°
The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.
Important Safety Information
The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

Forward-Looking Statements
Any statements in this press release about the company’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the ability to realize anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and any other future acquisitions into the company’s existing business; the commercial success of iovera° and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$99,957	$78,228
Short-term investments	421,705	213,722
Accounts receivable, net	53,046	47,530
Inventories, net	64,650	58,296
Prepaid expenses and other current assets	12,265	10,781
Total current assets	651,623	408,557
Long-term investments	95,459	64,798
Fixed assets, net	136,688	104,681
Right-of-use assets, net	74,492	38,124
Goodwill	99,547	99,547
Intangible assets, net	96,521	104,387
Deferred tax assets	106,164	—
Equity investments and other assets	14,019	10,971
Total assets	$1,274,513	$831,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,431	$12,799
Accrued expenses	70,974	70,427
Lease liabilities	7,425	4,935
Convertible senior notes (1)	149,648	—
Contingent consideration	14,736	18,179
Income taxes payable	114	1,333
Total current liabilities	253,328	107,673
Convertible senior notes (2)	313,030	306,045
Lease liabilities	71,025	40,938
Contingent consideration	13,610	19,963
Other liabilities	3,832	1,502
Total stockholders’ equity	619,688	354,944
Total liabilities and stockholders’ equity	$1,274,513	$831,065
(1) Relates to our 2.375% convertible senior notes due 2022. These notes are classified as current at December 31, 2020 because the note holders can convert any time on or after October 1, 2021.
(2) Relates to our 0.750% convertible senior notes due 2025 that are not currently convertible.

Pacira BioSciences, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net product sales:
EXPAREL	$125,309	$116,939	$413,338	$407,877
Bupivacaine liposome injectable suspension	2,029	1,685	4,459	3,153
Total EXPAREL / bupivacaine liposome injectable suspension net product sales	127,338	118,624	417,797	411,030
iovera°	2,426	3,221	8,817	7,896
Total net product sales	129,764	121,845	426,614	418,926
Royalty revenue	1,210	579	3,033	2,100
Total revenues	130,974	122,424	429,647	421,026

Operating expenses:
Cost of goods sold	35,298	31,904	117,328	106,712
Research and development	15,331	19,653	59,421	72,119
Selling, general and administrative	52,831	54,223	193,516	200,782
Amortization of acquired intangible assets	1,966	1,967	7,866	5,703
Acquisition-related charges, product discontinuation and other	6,765	12,965	5,166	25,230
Total operating expenses	112,191	120,712	383,297	410,546
Income from operations	18,783	1,712	46,350	10,480

Other (expense) income:
Interest income	693	1,667	4,629	7,376
Interest expense	(7,062)	(5,997)	(25,671)	(23,628)
Loss on early extinguishment of debt	—	—	(8,071)	—
Other, net	279	(923)	2,852	(4,976)
Total other expense, net	(6,090)	(5,253)	(26,261)	(21,228)
Income (loss) before income taxes	12,693	(3,541)	20,089	(10,748)
Income tax benefit (expense)	1,821	(1,347)	125,434	(268)
Net income (loss)	$14,514	$(4,888)	$145,523	$(11,016)

Net income (loss) per share:
Basic net income (loss) per common share	$0.33	$(0.12)	$3.41	$(0.27)
Diluted net income (loss) per common share	$0.32	$(0.12)	$3.33	$(0.27)
Weighted average common shares outstanding:
Basic	43,503	41,784	42,671	41,513
Diluted	44,730	41,784	43,682	41,513

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$14,514	$(4,888)	$145,523	$(11,016)

Non-GAAP adjustments:
Acquisition-related charges, product discontinuation and other	6,765	12,965	5,166	25,230
Stock-based compensation	10,896	9,189	39,920	33,650
Loss on early extinguishment of debt	—	—	8,071	—
Amortization of debt discount	5,570	3,530	18,254	13,746
Amortization of acquired intangible assets	1,966	1,967	7,866	5,703
Income tax benefit in connection with acquisition	—	—	—	(1,828)
Recognition of step-up basis in inventory from acquisition	—	—	—	220
Release of valuation allowance on deferred tax assets	(2,041)	—	(126,613)	—
Loss (gain) on investment and other non-operating income, net	1,161	1,023	(1,618)	4,981
Total Non-GAAP adjustments	24,317	28,674	(48,954)	81,702

Non-GAAP net income	$38,831	$23,786	$96,569	$70,686

GAAP basic net income (loss) per common share	$0.33	$(0.12)	$3.41	$(0.27)
GAAP diluted net income (loss) per common share	$0.32	$(0.12)	$3.33	$(0.27)

Non-GAAP basic net income per common share	$0.89	$0.57	$2.26	$1.70
Non-GAAP diluted net income per common share	$0.87	$0.56	$2.21	$1.67

Weighted average common shares outstanding - basic	43,503	41,784	42,671	41,513
Weighted average common shares outstanding - diluted	44,730	42,612	43,682	42,370

Cost of goods sold reconciliation:
GAAP cost of goods sold	$35,298	$31,904	$117,328	$106,712
Stock-based compensation	(1,539)	(1,174)	(5,589)	(4,665)
Recognition of step-up basis in inventory from acquisition	—	—	—	(220)
Non-GAAP cost of goods sold	$33,759	$30,730	$111,739	$101,827

Research and development reconciliation:
GAAP research and development	$15,331	$19,653	$59,421	$72,119
Stock-based compensation	(1,267)	(1,342)	(5,211)	(5,114)
Non-GAAP research and development	$14,064	$18,311	$54,210	$67,005

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$52,831	$54,223	$193,516	$200,782
Stock-based compensation	(8,090)	(6,672)	(29,120)	(23,871)
Non-GAAP selling, general and administrative	$44,741	$47,551	$164,396	$176,911

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$14,514	$(4,888)	$145,523	$(11,016)

Interest income	(693)	(1,667)	(4,629)	(7,376)
Interest expense (1)	7,062	5,997	25,671	23,628
Income tax (benefit) expense (2) (3)	(1,821)	1,347	(125,434)	268
Depreciation expense	3,095	3,124	12,042	13,873
Amortization of acquired intangible assets	1,966	1,967	7,866	5,703
EBITDA	24,123	5,880	61,039	25,080

Other adjustments:
Acquisition-related charges and product discontinuation, net	6,765	12,965	5,166	25,230
Stock-based compensation	10,896	9,189	39,920	33,650
Loss on early extinguishment of debt	—	—	8,071	—
Recognition of step-up basis in inventory from acquisition	—	—	—	220
Loss (gain) on investment	1,161	1,023	(1,618)	4,981
Adjusted EBITDA (non-GAAP)	$42,945	$29,057	$112,578	$89,161
(1) Includes amortization of debt discount
(2) Includes an income tax benefit in connection with the April 2019 acquisition of MyoScience, Inc.
(3) Includes the reversal of a deferred tax valuation allowance during the year ended December 31, 2020

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.